 Prudential Financial
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                                                                       Pruco Life Insurance Company
                                                                       213 Washington Street, Newark, NJ 07102-2992
                                                                       A Prudential company

Insured    JOHN DOE                                                                XX XXX XXX    Policy Number
AUG 1, 2009                                                                        Contract Date

Agency     R-NK 1

Flexible Premium Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death. Cash values reflect premium payments,
investment  results,   any  interest  credited  to  the  fixed  investment   options,   any  persistency  credit  added,  and  charges.
Non-participating.

We will promptly pay the beneficiary the death benefit described under the Death Benefit provision of this contract if we receive due proof that the Insured died.  We make this promise subject to all the provisions of this contract.

The amount and duration of the death benefit may be fixed or variable, depending on the payment of premiums, the investment  experience of the variable  investment  options,  any interest  credited to the fixed investment  options,  any persistency credit added, and the charges made.

The cash value may increase or decrease daily, depending on the payment of premiums, the investment experience of the variable investment options,  any interest credited to the fixed investment options,  any persistency credit added, and the charges made.  There is no guaranteed minimum cash value.

If there is ever a question  about this  contract,  please see a Pruco Life  Insurance  Company  representative  or contact  one of our offices.

Right to Cancel Contract

You may return  this  contract to us within 10 days after you receive it. (If the  purchase  of this  contract is a  replacement  under state law, this duration  will be extended to the period  required by such law, but not to exceed 30 days).  All you have to do is take the  contract or mail it to one of our  offices or to the  representative  who sold it to you.  It will be canceled  and we will return your money in accordance with applicable law.

Signed for Pruco Life Insurance Company,
an Arizona Corporation.

                             Thomas C. Castano                                  Scott D. Kaplan
                                 Secretary                                         President

PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company.

VULNT-2009

GUIDE TO CONTENTS
                                                                                                                      Page
Contract Data                                                                                                           3
     Insured's Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured;
     Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments;
     Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable);
     Schedule of Maximum Surrender Charges; Variable Investment Options; Fixed Interest Rate Investment Option; Initial
     Allocation of Invested Premium Amounts

Tables                                                                                                                  4
     Segment Table; Table Of No-Lapse Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1000 of Net
     Amount At Risk; Table Of Attained Age Factors

Definitions                                                                                                             5

The Contract                                                                                                            5
     Entire Contract; Contract Modifications; Incontestability

Ownership                                                                                                               6

Death Benefit Provisions                                                                                                6
     Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Change in Basic Insurance Amount                                                                                        7
     Surrender Charge on Decreases

Cost of Insurance                                                                                                       8

Changing The Type Of Death Benefit                                                                                      8

Beneficiary                                                                                                             9

Premium Payment                                                                                                        10
     Payment of Premiums; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund                                                                                                          11
     Cash Value; Net Cash Value; Net Amount at Risk

Default                                                                                                                11
     Excess Contract Debt Default; Cash Value Default; Notice of Default

Persistency Credit                                                                                                     12
        Allocation of Persistency Credit

Reinstatement                                                                                                          12

Separate Account                                                                                                       13
     Separate Account; Variable Investment Options; Separate Account Investments

Fixed Investments                                                                                                      13

VULNT-2009                                                   Page 2

Transfers                                                                                                              14

Surrender                                                                                                              14

Withdrawals                                                                                                            14
     Effect on Contract Fund; Effect on Basic Insurance Amount

Loans                                                                                                                  15
     Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Maximum Preferred Loan Amount;
     Effect on Contract Fund

General Provisions                                                                                                     17
     Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
     Subject To Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation                                                                                                    18
     Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options                                                                                                      19
     Options Described; Interest Rate

Settlement Options Tables                                                                                               20

                   A copy of the application and any riders or endorsements can be found at the end of the contract.

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                                                                                                 PROCESSING DATE: XXX XX XXXX

                                                        CONTRACT DATA

Insured's Information

   JOHN DOE       Male     Issue Age 35

-----------------------------------------------------------------------------------------------------------------------------

Rating Class

   (See Segment Table on Page 4)

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Basic Contract Information

   Policy Number                    xx xxx xxx
   Contract Date                    APRIL 1, 2009
   Premium Period          During the life of the Insured up to attained age 121
   Beneficiary                              Mary Doe, wife

   Loan Interest Rate                4.00%
   Preferred Loan Interest Rate      3.10%

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Type of Death Benefit (see Death Benefit Provisions)

   Type A

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Life Insurance on the Insured

   Basic Insurance Amount                                                               $75,000.00

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                                            CONTRACT DATA CONTINUED ON NEXT PAGE

VULNT-2009

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Minimum Initial Premium

   The minimum initial premium due on the Contract Date is $109.32.

-----------------------------------------------------------------------------------------------------------------------------

Contract Limitations

   The minimum premium we will accept is $25.00.

   The minimum Basic Insurance Amount is $75,000.00.
   The minimum increase in Basic Insurance Amount is $25,000.00.
   The minimum decrease in Basic Insurance Amount is $5,000.00.

   The minimum amount you may withdraw is $500.00.

-----------------------------------------------------------------------------------------------------------------------------

Adjustments to Premium Payments

   From each premium paid we will:

     subtract a premium-based administrative charge of up to 7.5% of the premium paid.

     subtract a charge for sales expenses at a rate of up to 6% of the premium paid.

   The remainder of the premium is the invested premium amount.

-----------------------------------------------------------------------------------------------------------------------------

Adjustments to the Contract Fund

   On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

   On each day after the contract date, we will adjust the contract fund by:

     adding any invested premium amounts.
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

VULNT-2009
Page 3A

                                                                      PROCESSING DATE: XXX XX XXXX
                                                                      POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

     adding any increase due to investment results of the variable investment options.

     adding guaranteed interest at an effective annual rate of 3% (0.00809863% a day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

     adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is not in a variable investment option. (We will not credit excess interest to the amount of any loan.)

     subtracting any decrease due to investment results of the variable investment options.

     subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45%
     (0.00123012% a day) for mortality and expense risks we assume.

     subtracting any withdrawals.

     subtracting an administrative charge of up to $25.00 for any withdrawals.

     subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

     subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

     subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

   And on each monthly date, we will adjust the contract fund by:

     adding any persistency credit. A persistency credit at an effective annual rate that Pruco Life declares may be credited to policies in force at least 5 years and not in default (see Persistency Credit).

     subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date of up to:
     $0.21 per $1,000 of the basic insurance amount plus $25.00;
     changing on APR 1, 2010 to $0.21 per $1,000 of the basic insurance amount plus $9.00 thereafter.

     subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

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                                            CONTRACT DATA CONTINUED ON NEXT PAGE

VULNT - 2009
Page 3B

                                                                                       PROCESSING DATE: XXX XX XXXX
                                                                                       POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Schedule of Maximum Surrender Charges

   For a full surrender of the segment effective on the contract date, the maximum charge we will deduct from the contract fund is shown below.

           For a Surrender Occurring                              The Maximum Surrender
                During Target Year                                     Charge is:
           ----------------------------- -------------------- ---------------------
                        1                                           $628.50
                        2                                           $628.50
                        3                                           $628.50
                        4                                           $565.65
                        5                                           $502.80

                        6                                           $439.95
                        7                                           $377.10
                        8                                           $307.97
                        9                                           $201.12
                        10                                           $94.28

                   11 and later                                       $0.00
           ----------------------------- -------------------- ---------------------

   We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal.  (See Change in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

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                                            CONTRACT DATA CONTINUED ON NEXT PAGE

VULNT-2009
Page 3C

                                                                                       PROCESSING DATE: XXX XX XXXX
                                                                                       POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Variable Investment Options

   The Pruco Life Variable Universal Account

     Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time.  We show the available variable investment options of the account below.  Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

   The Prudential Series Fund

      Conservative Balanced Portfolio
      Flexible Managed Portfolio
      Money Market Portfolio
      SP Balanced Asset Allocation Portfolio
      SP Conservative Asset Allocation Portfolio
      SP Growth Asset Allocation Portfolio

   Advanced Series Trust

     AST Advanced Strategies
     AST CLS Growth Asset Allocation
     AST CLS Moderate Asset Allocation
     AST First Trust Balanced Target Allocation
     AST First Trust Capital Appreciation Target
     AST Schroders Multi-Asset World Strategies
     AST T. Rowe Price AA
     AST UBS Dynamic Alpha Portfolio

Fixed Interest Rate Investment Option

   The fixed interest rate investment option is funded by the general account of the Company. It is described in the Fixed
   Investments provision of this contract.

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Initial Allocation of Invested Premium Amounts

   Fixed Interest Rate Investment Option                                        100%

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                                                    END OF CONTRACT DATA

VULNT-2009
Page 3D

                                                                       PROCESSING DATE: XXX XX XXX
                                                                       POLICY NO. XX XXX XXX

                                                        TABLE(S)

                                                     Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change in Basic
Insurance Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                               Segment,                                           Surrender
                               Issue Age, &                                       Charge
       Effective Date          Rating Class (RC)                                  Threshold
       ----------------------- -------------------------------------------------- ----------------------------
       ----------------------- -------------------------------------------------- ----------------------------

       Contract Date           $75,000.00 Basic Insurance Amount                    $75,000.00
                               Issue Age 35
                               RC = Nonsmoker

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                                            TABLE(S) CONTINUED ON NEXT PAGE

VULNT-2009

                                                                                       PROCESSING DATE: XXX XX XXX
                                                                                       POLICY NO. XX XXX XXX

                                                   TABLE(S) CONTINUED

                       Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk
                                                Rating Class: NONSMOKER

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   35                     0.09333                       68                     1.75917
                   36                     0.09750                       69                     1.91917
                   37                     0.10333                       70                     2.10583
                   38                     0.11083                       71                     2.33250
                   39                     0.11750                       72                     2.59750
                   40                     0.12667                       73                     2.87667
                   41                     0.13750                       74                     3.17667
                   42                     0.15083                       75                     3.50333
                   43                     0.16667                       76                     3.87167
                   44                     0.18417                       77                     4.30000
                   45                     0.20333                       78                     4.79750
                   46                     0.22250                       79                     5.35500
                   47                     0.23833                       80                     5.97667
                   48                     0.25083                       81                     6.65250
                   49                     0.26667                       82                     7.36833
                   50                     0.28750                       83                     8.15000
                   51                     0.31417                       84                     9.01917
                   52                     0.34667                       85                     9.98583
                   53                     0.38417                       86                     11.04917
                   54                     0.43167                       87                     12.19833
                   55                     0.48500                       88                     13.42000
                   56                     0.54000                       89                     14.70167
                   57                     0.59333                       90                     15.97833
                   58                     0.64667                       91                     17.23500
                   59                     0.70917                       92                     18.55167
                   60                     0.78500                       93                     19.94000
                   61                     0.87750                       94                     21.40250
                   62                     0.98500                       95                     22.85083
                   63                     1.10250                       96                     24.26500
                   64                     1.22500                       97                     25.77167
                   65                     1.35250                       98                     27.37833
                   66                     1.48167                       99                     29.09250
                   67                     1.61667                       100                    30.73000
                                            TABLE(S) CONTINUED ON NEXT PAGE

VULNT-2009
Page 4A

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                   TABLE(S) CONTINUED

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
          ---------------------- -------------------------- ---------------------------- ---------------------
          ----------------------                            ---------------------------- ---------------------
                   101                   32.18250                       111                    52.48583
                   102                   33.72750                       112                    55.23583
                   103                   35.37000                       113                    58.14583
                   104                   37.10583                       114                    61.22083
                   105                   38.93417                       115                    64.46917

                   106                   40.87500                       116                    67.89667
                   107                   42.93417                       117                    71.51083
                   108                   45.11917                       118                    75.31667
                   109                   47.43500                       119                    79.30583
                   110                   49.88750                       120                    83.33333

          ---------------------- -------------------------- ---------------------------- ---------------------

     *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

       For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

     We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

     See the Basis of Computation for a description of the basis we use to compute these rates.

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                                            TABLE(S) CONTINUED ON NEXT PAGE

VULNT-2009
Page 4B

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                   TABLE(S) CONTINUED

                                             Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                  1                     4.81                      31                     1.84
                  2                     4.64                      32                     1.79
                  3                     4.49                      33                     1.75
                  4                     4.33                      34                     1.70
                  5                     4.18                      35                     1.66
                  6                     4.04                      36                     1.62
                  7                     3.90                      37                     1.58
                  8                     3.77                      38                     1.55
                  9                     3.64                      39                     1.51
                 10                     3.52                      40                     1.48
                 11                     3.40                      41                     1.45
                 12                     3.29                      42                     1.42
                 13                     3.18                      43                     1.39
                 14                     3.08                      44                     1.36
                 15                     2.98                      45                     1.34
                 16                     2.88                      46                     1.32
                 17                     2.79                      47                     1.29
                 18                     2.70                      48                     1.27
                 19                     2.62                      49                     1.25
                 20                     2.53                      50                     1.24
                 21                     2.46                      51                     1.22
                 22                     2.38                      52                     1.20
                 23                     2.31                      53                     1.19
                 24                     2.24                      54                     1.17
                 25                     2.17                      55                     1.16
                 26                     2.11                      56                     1.15
                 27                     2.05                      57                     1.14
                 28                     1.99                      58                     1.13
                 29                     1.94                      59                     1.12
                 30                     1.89                      60                     1.11
                                            TABLE(S) CONTINUED ON NEXT PAGE

VULNT-2009
Page 4C

                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                    POLICY NO. XX XXX XXX

                                                   TABLE(S) CONTINUED

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                                                        ----------------------- ------------------------
                 61                     1.10                      74                     1.02
                 62                     1.09                      75                     1.02
                 63                     1.07                      76                     1.02
                 64                     1.05                      77                     1.02
                 65                     1.02                      78                     1.02

                 66                     1.02                      79                     1.02
                 67                     1.02                      80                     1.02
                 68                     1.02                      81                     1.02
                 69                     1.02                      82                     1.02
                 70                     1.02                      83                     1.02

                 71                     1.02                      84                     1.02
                 72                     1.02                      85                     1.02
                 73                     1.02                      86                     1.02

        ---------------------- ------------------------ ----------------------- ------------------------

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                                                    END OF TABLE(S)

VULNT-2009
Page 4D

DEFINITIONS

We, our, us and Pruco Life.- Pruco Life Insurance Company.

You and your.- The owner(s) of the contract.

Insured.- The person named as the Insured on the first page.  He or she need not be the owner.

SEC.- The Securities and Exchange Commission.

Issue Date.- The contract date shown on the first page.

Anniversary or contract anniversary.-The same day and month as the contract date in each later year.

Contract Year.- A year that starts on the contract date or on an anniversary.

Monthly Date.- The contract date and the same day as the contract date in each later month.

Contract Month.- A month that starts on a monthly date.

Target Year.- A year  beginning on the effective date of a basic  insurance  amount segment (see Segment Table) and on the same day and month in a later year.

THE CONTRACT

Entire Contract

This policy and any attached  copy of an  application,  including an  application  requesting a change,  form the entire  contract.  We assume that all  statements in an  application  are made to the best of the knowledge and belief of the person(s) who make them; in the absence of fraud,  they are deemed to be  representations  and not warranties.  We rely on those  statements when we issue the contract and when we change  it. We will not use any  statement,  unless  made in an  application,  to try to void the  contract,  to  contest a change, or to deny a claim.

Contract Modifications

Only a Pruco Life officer with the rank or title of vice president may agree to modify this contract, and then only in writing.

Incontestability

Except as we state in the next  sentence,  we will not contest this contract  after it has been in force during the Insured's  lifetime for two years from the issue date. The exceptions  are: (1)  non-payment  of enough  premium to pay the required  charges;  and (2) any change in the contract  that  requires our approval and that would  increase our  liability.  For any such change,  we will not contest the change after it has been in effect for two years during the lifetime of the Insured.

VULNT-2009                                                    Page 5

OWNERSHIP

Unless a different  owner is named in the  application,  the owner of the contract is the Insured.  If a different  owner is named,  we will show that owner in an endorsement to the contract.  This ownership  arrangement  will remain in effect unless you ask us to change
it.

You may change the  ownership  of the  contract  by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed.  If we receive  your  request in a form that meets our needs,  and the contract if we ask for it, we will file and record the change, and it will take effect as of the date you signed the request.

While the  Insured is living,  the owner  alone is entitled to any  contract  benefit and value,  and to the  exercise of any right and privilege granted by the contract or by us.

DEATH BENEFIT PROVISIONS

We will pay a benefit to the  beneficiary  at the Insured's  death if this contract is in force at the time of that death;  that is, if it has not been surrendered and it is not in default past the grace period.

If the contract is not in default,  the amount we will pay will be the death benefit  determined as of the date of the Insured's  death reduced by any contract debt (described under Loans).

If the contract is in default,  and the Insured's death occurs in the grace period  (described  under  Default),  we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit

         This contract has a Type A or Type B death  benefit.  We show the type of death  benefit that applies to this  contract  under
Type of Death Benefit.

If this  contract  has a Type A death  benefit,  the death  benefit on any date is equal to the  greater  of:  (1) the basic  insurance amount,  and (2) the contract  fund before  deduction of any monthly  charges due on that date,  multiplied  by the attained age factor that applies.

If this contract has a Type B death benefit,  the death benefit on any date is equal to the greater of: (1) the basic insurance  amount plus the contract fund before  deduction of any monthly  charges due on that date,  and (2) the contract  fund before  deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

For the purpose of computing  the death  benefit,  if the contract  fund is less than zero we will  consider it to be zero.  Your basic insurance amount and attained age factors are shown in the contract data pages.

Additional Death Benefits

This  contract may provide  additional  benefits,  which may be payable on an  Insured's  death.  If it does,  they will be listed on a contract data page, and a form  describing the benefit will be included in this contract.  Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

VULNT-2009                                                    Page 6

Method of Payment

You may  choose  to have any  death  benefit  paid in a single  sum or  under  one of the  optional  modes of  settlement  shown in the
Settlement Options provision.

Suicide Exclusion

If the Insured,  whether  sane or insane,  dies by suicide  within two years from the Issue Date,  this  contract  will end and we will return the premiums paid.

The following  statement  applies only with respect to an increase in the basic insurance  amount  resulting from a request you make in accordance  with the Change in Basic  Insurance  Amount  provision of this contract.  If the Insured,  whether sane or insane,  dies by suicide after two years from the issue date but within two years of the effective  date of an increase in the basic  insurance  amount, we will pay, as to the increase in amount, no more than the sum of the premiums paid on and after the effective date of the increase.

Interest on Death Benefit

Any death  benefit  described  above will be credited  with  interest.  The amount will be the greater of: (1) interest  calculated  in accordance with applicable laws, and (2) interest calculated from the date  of death at a rate declared by Pruco Life.

CHANGE IN BASIC INSURANCE AMOUNT

You may change the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

1. You must ask for the change in a form that meets our needs.

2. The change must be one permitted by our current underwriting rules.

3. The amount of an increase  or decrease  must be at least  equal to the  minimum  increase  or  decrease  in basic  insurance  amount
shown                       under Contract Limitations in the contract data pages.

4.  The  basic  insurance  amount  after a  decrease  must be at  least  equal  to the  minimum  basic  insurance  amount  shown  under
Contract           Limitations in the contract data pages.

5.  If we ask you to do so, you must send us the contract to be endorsed.

6. You must prove to us that the Insured is insurable for any increase.

7.  The contract must not be in default.

8. We may deny any  increase if it would cause the number of segments  shown in the Segment  Table in the data pages to exceed  ninety-
nine.

9.  We will not permit an increase before the first contract anniversary.

10. You may not decrease the basic insurance  amount if any surrender  charge on the decrease  exceeds the amount in your contract fund less the administrative charge (shown under Adjustments to the Contract Fund) for the decrease.

VULNT-2009                                                    Page 7

Surrender Charge on Decreases

We may impose a partial  surrender  charge if you decrease the basic insurance  amount.  We describe the method we use to determine the maximum partial surrender charge we will deduct from the contract fund below.

If there is only one  segment  (see  Segment  Table),  we will  reduce  that  segment's  basic  insurance  amount by the  amount of the decrease.  If there is more than one segment,  we will decrease the basic  insurance  amount of each segment based on the proportion of its basic insurance amount to the total of all basic insurance segment amounts in effect just before the change.

For any  segment  incurring  a decrease  in the basic  insurance  amount to an amount  equal to or greater  than the  Surrender  Charge
Threshold  shown in the  Segment  Table,  we will not impose a  surrender  charge.  For any  segment  incurring a decrease in the basic insurance  amount to an amount below this threshold,  we will subtract the new basic  insurance  amount from the threshold  amount.  We will then multiply the surrender charge (see Schedule Of Maximum Surrender Charges for that segment) by the lesser of this  difference  and the amount of the decrease and divide by the  threshold  amount and deduct the result from the contract fund.

We may decline the change if we determine it would cause the contract to fail to qualify as life  insurance  under the  applicable  tax law. A change will take effect  only if we approve  your  request for it at our Home Office and will take effect on the date we approve
it. If we approve the change,  we will recompute the contract's  charges and values in the  appropriate  tables.  A change in the basic insurance amount may also affect the amount of any extra benefits this contract might have.  We will send you new contract data pages showing the amount and effective  date of the change and the recomputed  charges and values.  If the Insured is not living on the effective  date, the change will not take effect.  We may deduct the  administrative  charge (shown under  Adjustments to the Contract Fund) for the change.

COST OF INSURANCE

On each monthly date,  we will deduct a charge for the cost of insurance  from the contract  fund. To determine the maximum  charge for the cost of insurance, we use the following method:

We determine the maximum cost of insurance  rate for each  currently  effective  basic  insurance  segment  amount shown in the Segment
Table in the data pages using the maximum  monthly rate shown under the Table of Maximum  Monthly  Insurance  Rates for the appropriate rating class. If there is only one basic insurance  segment amount currently in effect,  we multiply the rate by the net amount at risk
(the death benefit minus the contract fund) divided by $1000 to compute the maximum charge for the cost of insurance.

If there are two or more basic  insurance  segments  currently  in effect,  we first  allocate  the total net amount at risk (the death benefit minus the contract fund) to each basic  insurance  segment based on the proportion of its basic  insurance  amount to the total of basic insurance  amounts for all segments  currently in effect.  We multiply the rate by the allocated net amount at risk divided by
$1000 for each basic insurance segment  and add the results to determine the total maximum charge for the cost of insurance.

CHANGING THE TYPE OF DEATH BENEFIT

This  contract has a Type A or Type B death  benefit (see Death  Benefit).  Subject to our  approval,  you may change the type of death benefit.  We will adjust the basic insurance amount so that the death benefit  immediately after the change will remain the same as the death  benefit  immediately  before the  change.  If there is more than one  segment  (see  Segment  Table),  we will  adjust the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

VULNT-2009                                                    Page 8

Type A to B

If you are changing  from a Type A to a Type B death  benefit,  we will reduce the basic  insurance  amount by the contract fund on the date the change takes effect.

Type B to A

If you are changing from a Type B to a Type A death benefit,  we will increase the basic  insurance  amount by the contract fund on the date the change takes effect.

We may deduct from the contract fund the  administrative  charge shown for changes in the basic insurance  amount under  Adjustments to the  Contract  Fund.  If the change in the type of death  benefit  results in a  reduction  in the basic  insurance  amount,  the basic insurance  amount  after the  decrease  must be at least equal to the minimum  basic  insurance  amount,  which we show under  Contract
Limitations  in the  contract  data  pages.  We may deduct from the  contract  fund a  surrender  charge for a  reduction  in the basic insurance amount as described in the Change in Basic Insurance Amount provision.

A change in the type of death  benefit will take effect only if we approve  your request at our Home Office.  If we approve the change, we will recompute the  contract's  charges,  values and  limitations  shown in the contract data pages.  The change will take effect on the monthly  date that  coincides  with or next  follows the date we approve your  request.  We will send you new  contract  data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

Your  request for a change  must be in a form that meets our needs.  We may  require  you to send us this  contract  before we make the change.

BENEFICIARY

You may  designate  or change a  beneficiary  by sending  us a request  in a form that  meets our needs.  We may ask you to send us the contract to be  endorsed.  If we receive  your  request,  and the  contract if we ask for it, we will file and record the change and it will take effect as of the date you signed the request.  But if we make any payment(s) before we receive the request,  we will not have to make the payment(s) again. Any beneficiary's interest is subject to the rights of any assignee we know of.

When a beneficiary is designated,  any relationship  shown is to the Insured,  unless otherwise  stated.  To show priority,  we may use numbered  classes,  so that the class with first  priority is called  class 1, the class with next  priority is called  class 2, and so
on.  When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives  the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Before we make a payment,  we have the right to decide  what proof we need of the  identity,  age,  or other  facts  about any  persons designated as  beneficiaries.  If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

VULNT-2009                                                    Page 9

PREMIUM PAYMENT

Payment of Premiums

The minimum  initial  premium shown in the contract data pages is due on or before the contract date.  There is no insurance under this contract until that premium is paid. We may require an additional  premium if  adjustments  to premium  payments plus any contract fund charges due on or before the payment date exceeds the minimum initial premium.

Subject to the limitations below,  additional  premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the  contract  is not in  default  beyond  the  grace  period.  Premiums  may be paid  at one of our  offices  or to one of our authorized  representatives.  We will give a signed  receipt upon  request.  The minimum  premium we will accept is shown on a contract data page.  We have the right to refuse to accept a premium  payment that would in our opinion  cause this  contract to fail to qualify as life  insurance  under  applicable  tax law. We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

Invested Premium  Amount

The invested premium amount is the portion of each premium you pay that we add to the contract fund. It   is equal to the premium  paid
minus the adjustments to premium payments shown on a contract data page.

Crediting the Initial Premium Payment

If we receive the first  premium  payment on or before the contract  date, we will credit the invested  premium  amount to the contract fund on the contract date.

If we receive the first  premium  payment  after the  contract  date,  we will credit the premium  amount to the  contract  fund on the payment date.

Allocations

We will  allocate  100% of any  invested  premium into the Money  Market  Investment  Option until the tenth day after you receive this contract.  At the end of that day (unless you ask us otherwise) we will  re-allocate the amount in the Money Market  Investment  Option in accordance with the Initial Allocation of Invested Premium Amounts shown in the contract data pages.

You may allocate all or a part of your invested  premium  amount to one or more of the  investment  options listed in the contract data pages.  You may choose to allocate nothing to a particular investment option. You may not choose a fractional percentage.

The  initial  allocation  of  invested  premium  amounts is shown on a contract  data page.  You may change the  allocation  for future invested  premium  amounts at any time if the contract is not in default.  To change your  allocation,  simply notify us in a form that meets our needs.  The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

VULNT-2009                                                    Page 10

CONTRACT FUND

When you make your first  premium  payment,  the  invested  premium  amount,  less any charges due on or before that day,  becomes your contract  fund.  Amounts are added to and  subtracted  from the contract  fund as shown under  Adjustments  to the Contract Fund in the contract data pages.  The contract fund is used to pay charges under this contract and will determine,  in part,  whether this contract will remain in force or go into default.  The contract fund is also used to determine  your loan and surrender  values,  the amount you may withdraw, and the death benefit.

Cash Value

The cash value at any time is the contract fund less any surrender  charge.  We show the maximum surrender charge for each segment (see
Segment Table) in the Schedule of Maximum  Surrender  Charges for that segment.  If there are two or more  segments,  we will add their surrender charges and deduct the total from the contract fund.

Net Cash Value

The net cash value at any time is the cash value less any contract debt.

If the contract is in default, the net cash value is zero.

Net Amount at Risk

The net amount at risk is used to determine  the cost of insurance as described  under  Adjustments  to the Contract  Fund. It is equal to the death benefit (see Death Benefit) minus the contract fund.

DEFAULT

Excess Contract Debt Default

If contract  debt ever grows to be equal to or more than the cash value,  the contract  will have excess  contract  debt and will be in default.

Cash Value Default

On each  monthly  date,  we will  determine  the cash  value.  If the cash value is greater  than zero and the  contract  has no excess contract  debt,  the contract will remain in force until the next monthly  date. If the cash value is zero or less,  the contract is in default.

Notice of Default

If the contract is in default,  we will mail you a notice  stating the amount we will need to keep the  contract in force.  That amount will equal a premium  which we estimate  will keep the contract in force for three  months from the date of default.  We grant a 61-day grace  period from the date we mail the notice to pay this  amount.  The  contract  will remain in force  during this  period.  If that amount is not paid to us by the end of the 61-day grace period, the contract will end and have no value.

VULNT-2009                                                    Page 11

PERSISTENCY CREDIT

On each monthly date after this  contract has been in force at least 12 years and is not in default,  we may add a  persistency  credit to the  contract  fund.  The  persistency  credit is a result of a  reduction  in the  interest  margin for profit  and  expenses.  The persistency credit is not guaranteed.  We reserve the right to discontinue the persistency credit at any time.

Allocation of Persistency Credit

We will allocate any  persistency  credit to the investment  options using your  investment  allocation for future premium  payments on file as of the monthly date.

REINSTATEMENT

If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

1. The contract must not have been in default for more than 5 years.

2. You must prove to us that the Insured is insurable for the contract.

3.You must pay us a charge  equal to: (a) an amount,  if any,  required to bring the cash value to zero on the date the  contract  went into  default,  plus (b) the  deductions  from the contract  fund during the grace  period  following  the date of default,  plus (c) a premium that we estimate will be  sufficient  after  administrative  charges to cover the  deductions  from the contract fund for three monthly dates starting on the date of reinstatement.

4. Any existing contract debt on the date of default will be cancelled and will not be reinstated.

The date of  reinstatement  will be the date we approve your  request.  We will deduct all  required  charges from your payment and put the balance in your  contract  fund.  If we approve the  reinstatement,  we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered  immediately  after reinstatement.

VULNT-2009                                                    Page 12

SEPARATE ACCOUNT

Separate Account
The words  "separate  account",  when we use them in this contract  without  qualification,  mean any separate  account we establish to support  variable  life  insurance  contracts  like this one. We list the separate  account(s)  available  to you in the contract  data pages.  We may establish additional separate accounts.  We will notify you within one year if we do so.

Variable Investment Options

A separate  account may offer one or more  variable  investment  options.  We list them in the contract  data pages.  We may  establish additional  variable  investment  options.  We will  notify you within one year if we do so. We may also  eliminate  existing  variable investment  options,  but only with the consent of the SEC and,  where  required,  of the insurance  regulator of our state of domicile and/or where this contract is delivered.

Income and  realized  and  unrealized  gains and losses from assets in each  variable  investment  option are  credited  to, or charged against, that variable investment option.  This is without regard to income, gains, or losses in other variable investment options.

Separate Account Investments

We may invest the assets of  different  separate  accounts in different  ways.  But we will do so only with the consent of the SEC and, where  required,  of the  insurance  regulator  of our state of  domicile  and/or  where this  contract is  delivered.  The process for obtaining  consent is on file,  where  required,  with the insurance  regulator of our state of domicile  and/or where this contract is delivered.

The assets of the  separate  account  shall be available to cover the  liabilities  of the general  account only to the extent that the assets exceed the  liabilities of the separate  account  arising under the variable life insurance  policies  supported by the separate account.

We will determine the value of the assets in each separate  account  registered  with the SEC under the Investment  Company Act of 1940 and any variable investment option on each day the New York Stock Exchange is open for business.

FIXED INVESTMENTS

We list any fixed  investment  option  available  to you in the contract  data pages.  We may  establish  additional  fixed  investment options.  We will  notify  you  within  one year if we do so.  You may  allocate  all or part of your  invested  premium  amount  to an available  fixed  investment  option.  As stated under  Adjustments  to the Contract  Fund,  we credit  fixed  investment  options with guaranteed interest and we may credit them with excess interest.

VULNT-2009                                                    Page 13

TRANSFERS

You have the right to transfer amounts into or out of variable  investment  options and into any fixed  investment  option up to twelve times in each  contract year without  charge if the contract is not  indefault.  Additional  transfers may be made during each contract year, but only with our consent. We may charge for additional  transfers as we state under Adjustments to the Contract Fund.  Transfers out of any fixed investment option may be made only with our consent.

We may restrict the number,  timing and amount of transfers in accordance with our rules if your transfer  activity is determined by us to be disruptive to the variable  investment  option or to the disadvantage of other contract owners. We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

To make a transfer,  you must ask us in a form that meets our needs. Unless otherwise restricted,  the transfer will take effect on the date we receive your notice at our Home Office.

SURRENDER

You may  surrender  this  contract  for its net cash  value  (see  Contract  Fund).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.

We will usually pay any net cash value  within  seven days after we receive  your  request and the contract at our Home Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment  option provided by a separate account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock Exchange is closed;  or (2) the SEC requires  that trading be restricted  or declares an  emergency.  We have the right to postpone  paying you the remainder for up to six months.  If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

 WITHDRAWALS

You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:
1. You must ask for the withdrawal in a form that meets our needs.

                             2. The net cash value after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

3. You may not withdraw less than the minimum amount shown under Contract Limitations.

    4. The basic insurance  amount after  withdrawals must be at least equal to the minimum basic insurance amount shown under Contract
Limitations.

Any amount withdrawn may not be repaid except as a premium subject to charges.

VULNT-2009                                                    Page 14

Effect on Contract Fund

We will  reduce  your  contract  fund on the date we  approve  your  request by the  withdrawal  amount and any  charges  listed  under
Adjustments to the Contract Fund.  Unless you request  otherwise and we agree,  we will take any  withdrawal  proportionately  from all investment options that apply to the contract.

We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic Insurance Amount

If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.

If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract Fund) to increase, we will reduce the basic insurance amount and, consequently, your death benefit to offset this increase.  The reduction in the basic insurance amount will never be more than the withdrawal amount. If we reduce the basic insurance amount, we will recompute the contract's charges, values and limitations. We will send you new contract data pages showing these changes. We may also deduct a surrender charge from the contract fund as described in the Change in Basic Insurance Amount provision.

We will usually pay any  withdrawal  amount  within  seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment  option provided by a separate  account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock Exchange is closed;  or (2) the
SEC requires  that trading be restricted  or declares an  emergency.  We have the right to postpone  paying you the remainder for up to six months.  If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

LOANS

Subject to the  requirements  of this  provision,  you may at any time borrow any amount up to the current loan value less any existing contract debt.

Loan Value

If the  contract is not in  default,  the loan value at any time is equal to the sum of (a) 99% of the cash value  attributable  to the variable investment options, and (b) the balance of the cash value.

If the contract is in default, it has no loan value.

Contract Debt

Contract  debt at any time means the loan on the contract at that time,  plus the interest we have charged that is not yet due and that we have not yet added to the loan.

VULNT-2009                                                    Page 15

Loan Requirements

For us to approve a loan,  the following  requirements  must be met: you must assign this contract to us as sole security for the loan;
the Insured must be living; and the resulting contract debt must not be more than the loan value.

If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge

We will charge  interest  daily on any loan.  Interest is due on each contract  anniversary,  or when the loan is paid back,  whichever comes first.  If interest is not paid when due, it becomes  part of the loan.  Then we start to charge  interest on it, too.  Except as stated below, we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans

Unless you ask us  otherwise,  a portion of the amount you may borrow on or after the 10th  contract  anniversary  will be considered a
Preferred Loan up to an amount equal to the maximum  preferred loan amount  described  below.  Preferred Loans are charged  interest at an effective annual rate shown under Preferred Loan Interest Rate in the contract data pages.

Maximum Preferred Loan Amount

The maximum  preferred  loan  amount  available  starting on the 10th  contract  anniversary  is (A) minus (B),  where (A) is the total amount you may borrow,  and (B) is the total premiums paid less total  withdrawals,  if any. If (B) is less than zero, we will consider it to be zero.

Effect on Contract Fund

When you take a loan,  the  amount  of the loan  continues  to be a part of the  contract  fund and is  credited  with  interest  at an effective rate of 3% a year.

We will reduce the portion of the contract  fund  allocated to the  investment  options by the amount you borrow,  and by loan interest that becomes part of the loan if it is not paid when due.

We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

On each monthly date, if there is a contract loan  outstanding at any time during the previous  month,  we will increase the portion of the contract fund in the investment  options by interest  credits  accrued on the loan since the last monthly date.  When you repay all or part of a loan, we will increase the portion of the contract fund in the investment  options by the amount of that repayment.  To do this, we will use your  investment  allocation for future  premium  payments on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate of 3% a year by the amount of loan you repay.

We will not increase the portion of the contract  fund  allocated to the  investment  options by loan  interest  that is paid before we make it part of the loan.  We reserve the right to change the manner in which we allocate  loan  repayments.  If we make such a change, we will do so for all contracts like this one.  We will send you notice of any change.

VULNT-2009                                                    Page 16

GENERAL PROVISIONS

Annual Report

Once each contract year we will send you a report.  It will show:  the current death  benefit;  the amount of the contract fund in each investment  option;  the net cash value; any contract debt and the interest rate we are charging;  premiums paid,  investment  results, charges  deducted,  and  withdrawals  taken since the last report.  The report may also show any other data that may be required  where this contract is delivered.

Payment of Death Claim

If we settle this  contract in one sum as a death claim we will  usually  pay the  proceeds  within  seven days after we receive at our
Home Office proof of the Insured's death and any other information we need to pay       the  claim.  But we have the right to  postpone
paying the part of the proceeds that is to come from a variable  investment  option if: (1) the New York Stock  Exchange is closed;  or
(2) the SEC requires that trading be restricted  or declares an  emergency.  We have the right to postpone  paying the remainder for up to six months.

Currency

Any money we pay,  or that is paid to us,  must be in United  States  currency.  Any  amount we owe will be  payable  at our  Corporate
Office.

Misstatement of Age or Sex

If the  Insured's  stated age or sex or both are not  correct,  we will change each  benefit and any amount to be paid to what the most recent deductions from the contract fund would have provided at the Insured's correct age and sex.

Assignment

We will not be deemed to know of an  assignment  unless we receive it, or a copy of it, at our Home  Office.  We are not obliged to see that an  assignment  is valid or  sufficient.  This  contract may not be assigned to any employee  benefit plan or program  without our consent.  This  contract  may not be  assigned  if such  assignment  would  violate  any  federal,  state,  or local law or  regulation prohibiting sex distinct rates for insurance.

Change in Plan

You may be able to have this contract  changed to another plan of life insurance.  Any change may be made only if we consent,  and will be subject to conditions and charges that are then determined.

Factors Subject To Change

Charges  deducted  from  premium  payments  and the contract  fund may change from time to time,  subject to the maximums  shown in the contract data pages.  In deciding  whether to change any of these charges,  we will  periodically  consider  factors such as mortality, persistency,  expenses,  taxes and interest and/or  investment  experience to see if a change in our assumptions is needed.  Changes in factors will be by class.  All changes will be determined  only  prospectively;  that is, we will not recoup prior losses or distribute prior gains by means of these changes.

VULNT-2009                                                    Page 17

Non-Participating

This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law

This contract has been designed to satisfy the  definition of life  insurance for Federal income tax purposes under Section 7702 of the
Internal  Revenue  Code of 1986,  as  amended.  We reserve the right,  however,  to decline  any change we  determine  would cause this contract to fail to qualify as life  insurance  under the  applicable  tax law.  This  includes  changing the basic  insurance  amount, withdrawals,  and changing the type of death benefit.  We also have the right to change this contract,  to require  additional  premium payments,  or to make  distributions  from this  contract  to the extent  necessary  to  continue  to  qualify  this  contract  as life insurance.  Finally,  we reserve the right to take  whatever  action is  necessary  to prevent the  contract  from  becoming a modified endowment  contract  under Section  7702A of the Internal  Revenue Code unless you have  otherwise  indicated to us in writing that you want a modified endowment contract.

Age 121

We  discontinue  the monthly  charges from the contract fund on the first  contract  anniversary  on or following  the Insured's  121st birthday.  You may continue the contract  after that  anniversary  and it will then continue to operate as described in its  provisions
(including  the Death  Benefit and Contract Fund  provisions),  although you may not make any premium  payments and no monthly  charges will be deducted from the Contract Fund.

BASIS OF COMPUTATION

Mortality Basis and Interest Rate

We compute maximum monthly insurance rates using:

1.  the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Select Factors;

2.  the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

3.  age last birthday; and

4.  an effective interest rate of 3% a year.

Minimum Legal Values

The cash surrender  values  provided by this contract are at least as large as those set by law where it is delivered.  Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

VULNT-2009                                                    Page 18

SETTLEMENT OPTIONS

Options Described

You may choose to have the proceeds  (that is, any death  benefit or any amount  payable  upon  surrender  of the  contract)  paid in a single sum or under one of the optional modes of settlement described below.

If the person who is to receive the  proceeds  of this  contract  wishes to take  advantage  of one of these  optional  modes,  we will furnish,  on request,  details of the options we describe  below or any others we may have  available at the time the  proceeds  become payable.

Option 1 (Instalments For a Fixed Period)

We will make equal payments for up to 25 years.  The Option 1 Table shows the minimum amounts we will pay.

Option 2 (Life Income)

We will make equal monthly  payments for as long as the person on whose life the settlement is based lives,  with payments  certain for
120 months.  The Option 2 Table shows the  minimum  amounts we will pay.  But, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest Payment)

We will hold an amount at interest.  We will pay the interest annually, semi-annually, quarterly, or monthly.

Option 4 (Instalments of a Fixed Amount)

We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available proceeds provide.

Option 5 (Non-Participating Income)

We will make payments like those of any annuity we then  regularly  issue that: (1) is based on United States  currency;  (2) is bought by a single sum;  (3) does not provide for  dividends;  and (4) does not  normally  provide  for  deferral of the first  payment.  Each payment will be at least equal to what we would pay under that kind of annuity with its first  payment due on its contract  date.  If a life  income is chosen,  we must have  proof of the date of birth of any  person on whose life the option is based.  Option 5 cannot be chosen more than 30 days before the due date of the first payment.

Interest Rate

Payments under Options 1, 3 and 4 will be calculated  assuming an effective  interest rate of at least 1.5% a year. We may include more interest.

VULNT-2009                                                    Page 19

 SETTLEMENT OPTIONS TABLES

       OPTION 1 TABLE                                     OPTION 2 TABLE

    MINIMUM AMOUNT OF          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
    MONTHLY PAYMENT FOR               PAYABLE IMMEDIATELY
    EACH $1,000, THE FIRST     AGE LAST                                  AGE LAST
    PAYABLE IMMEDIATELY        BIRTHDAY        Male         Female       BIRTHDAY         Male       Female

     Number       Monthly      5                $2.72      $2.68           48            $3.72      $3.51
     of Years     Payment      and under                                   49             3.77       3.56
                               6                 2.73       2.69           50             3.83       3.61
     1            $83.90       7                 2.74       2.69           51             3.88       3.66
     2             42.26       8                 2.75       2.70           52             3.95       3.71
     3             28.39       9                 2.76       2.71           53             4.01       3.76
     4             21.45       10                2.77       2.72           54             4.08       3.82
     5             17.28       11                2.78       2.73           55             4.15       3.88
                               12                2.79       2.74           56             4.22       3.94
     6             14.51       13                2.80       2.75           57             4.30       4.01
     7             12.53       14                2.82       2.76           58             4.38       4.08
     8             11.04       15                2.83       2.77           59             4.47       4.16
     9              9.89       16                2.84       2.78           60             4.56       4.24
     10             8.96       17                2.85       2.79           61             4.66       4.32
                               18                2.87       2.80           62             4.76       4.41
     11             8.21       19                2.88       2.81           63             4.87       4.50
     12             7.58       20                2.89       2.83           64             4.98       4.60
     13             7.05       21                2.91       2.84           65             5.10       4.71
     14             6.59       22                2.93       2.85           66             5.23       4.82
     15             6.20       23                2.94       2.87           67             5.36       4.94
                               24                2.96       2.88           68             5.49       5.06
     16             5.85       25                2.98       2.90           69             5.64       5.19
     17             5.55       26                3.00       2.91           70             5.78       5.33
     18             5.27       27                3.01       2.93           71             5.94       5.48
     19             5.03       28                3.03       2.94           72             6.10       5.63
     20             4.81       29                3.06       2.96           73             6.26       5.79
                               30                3.08       2.98           74             6.43       5.96
     21             4.62       31                3.10       3.00           75             6.60       6.14
     22             4.44       32                3.13       3.02           76             6.78       6.33
     23             4.28       33                3.15       3.04           77             6.95       6.52
     24             4.13       34                3.18       3.07           78             7.13       6.71
     25             3.99       35                3.21       3.09           79             7.31       6.92
                               36                3.23       3.11           80             7.49       7.12
                               37                3.27       3.14           81             7.67       7.33
  Multiply the monthly amount  38                3.30       3.16           82             7.85       7.53
  By 2.996 for quarterly,      39                3.33       3.19           83             8.02       7.73
  5.981 for semi-annual or     40                3.37       3.22           84             8.18       7.93
  11.919 for annual.           41                3.40       3.25           85             8.33       8.12
                               42                3.44       3.29           86             8.48       8.29
                               43                3.48       3.32           87             8.62       8.46
                               44                3.53       3.35           88             8.75       8.61
                               45                3.57       3.39           89             8.87       8.75
                               46                3.62       3.43           90             8.98       8.88
                               47                3.67       3.47           and over

 VULNT-2009                                                   Page 20

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VULNT-2009                                                    Page 21

Flexible Premium Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death. Cash values reflect premium payments,
investment  results,   any  interest  credited  to  the  fixed  investment   options,   any  persistency  credit  added,  and  charges.
Non-participating.

VULNT-2009                                                    Page 22